Exhibit 3(ii)

                              Atlas Mining Company
                              --------------------
                                    BY-LAWS.
                                    --------

                                   Article I.
                                   ----------


Stockholders  and  Their  Meetings.

     Section 1. The annual meeting of the stockholders of this company shall be held at its principal office in the city of Wallace, County of Shoshone, State of Idaho, at ten o'clock in the forenoon on the third Saturday in February of each year, or at such other place in the United State as may from time to time be designated by the Board of Directors, in accordance with and if permitted by the laws of the state of Idaho, for the purpose of electing directors and the transacting of such other business as may be brought before the meeting.

     At least ten days' written or printed notice, specifying the time and place of the annual meeting shall be mailed to each of the stockholders of record at his or her or its address as it appears on the books of the company.

     Section 2. Special meetings of the stockholders may be held at the principal office of the Corporation in the City of Wallace, County of Shoshone, in the State of Idaho, or elsewhere in said State (or at any other place in the United States as may from time to time be designated by the Board of Directors in accordance with and if permitted by the laws of the state of Idaho), whenever and wherever called in writing or a vote of a majority of the Board of Directors, or by the President, or by the holders of at least one-fourth in amount of the issued shares of the capital stock of the Corporation. In either case, at least ten days' written or printed notice of such meeting, specifying the day and hour and place and purposes of the meeting shall be mailed to each of the stockholders of record at his or her or its address as it appears on the books of the corporation.

     The lawful holders of a majority in amount of the stock of the Corporation may call a meeting of the stockholders any time, irrespective of any other provisions in these By-Laws, at the principal office of the Corporation in said City of Wallace, upon giving the notice thereof to record shareholders hereinbefore specified for special meeting and giving thirty days' notice by publication in a newspaper printed and published in said City of Wallace.

     If all the stockholders shall waive notice of a special meeting, no notice of such meeting shall be required; and whenever all of the stockholders shall meet in person or by proxy, such meetings shall be valid for all purposes without prior notice, and at such meeting any corporate action may be taken.

     The written certificates of the officer or officers calling any special meeting, setting forth the substance of the notice and time and place of the mailing of the same t???e several stockholders and the respective addresses to which the same were mailed, shall be evidence of the manner g????act of the calling and giving of a notice.

     Section 3. All business ever lawful to be transacted by the stockholders may be done, at any annual meeting or any adjournment thereof. Only such business shall be acted upon at the special meetings of the stockholders as shall have been referred to in the notice of such meetings, but any stockholders' meeting at which all the outstanding stock of the Corporation is represented shall be a valid meeting for all purposes.

     Section 4. At all stockholders' meetings, a majority of the outstanding capital stock of the Corporation shall constitute a quorum for all purposes of any meeting.

     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an annual meeting, or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 5. At each meeting of the stockholders every stockholder shall be entitled to vote in person or by proxy (granted not more than thirty days before the meeting named therein and delivered to the inspectors at the meeting.) He shall have one vote for each share of the stock standing registered in his name on the books of the Corporation (for) thirty days next preceding the date of such meeting, and, in voting for directors, but no otherwise he may cumulate his votes in the manner and to the extent as provided by the laws of the State of Idaho. The vote for directors, and, upon demand by any stockholders, the votes upon any question before the meeting shall be by ballot.

     At each meeting of the stockholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or Transfer Agent, shall be furnished, which list shall be open to the inspection of the stockholders.

     Prior to any meeting, any proxy-holder may submit his powers of attorney or proxies to the Secretary for examination. The certificate of the Secretary as to the regularity of such powers of attorney or proxies and as to the number of shared held by the person severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holders of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting and for organizing the same, and for all other purposes.

     Section 6. At each meeting of the stockholders the polls shall be opened and closed, the proxies and ballots shall be received and counted and be taken in charge for the purposes of the meeting, and all questions touching the qualifications of voters, the validity of proxies, the right to vote and the acceptance or rejection of votes shall be adjudged and decided by three inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. If, for any reason, any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, an inspector in place of the one so failing to attend or refusing or unable to serve shall be appointed in like manner.


     Section 7. At stockholders' meeting the regular order of business shall be as follows:

     1. Reading and approval of the minutes of the previous meeting or meetings;
     2. Report of the Board of Directors, the President, the Treasurer and the Secretary of the Corporation, in the order named;
     3.   Reports of committees;
     4.   The election of Directors.
     5.   Unfinished business;
     6.   New business;
     7.   Adjournment.

                                   ARTICLE II
                                   ----------
                          Directors and Their Meetings.
                          ----------------------------

     Section 1. The Board of Directors of the Corporation shall consist of five persons, who shall be chosen by the stockholders from their own number at annual meetings or adjournments thereof, and who shall hold office for a term of one year, or until their successors are elected and qualified.

     Section 2. When any vacancy occurs among the Directors by death; resignation, or otherwise, the Board of Directors may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election and qualification of his successor.

     Section 3. Meetings of the Directors may be held at the principal office of the Corporation in the City of Wallace, Shoshone County, Idaho, or elsewhere, at such place or places in the United State of America as the Board of Directors from time to time, may determine.

     Section 4. Without notice or call, the Board of Directors shall hold its annual meeting immediately after the adjournment or each annual stockholders' meeting at the place where such stockholders' meeting shall have been held.

     Special Directors' meetings may be held on the call of the President or Secretary on at least two days' notice by mail to the Directors resident in the State of Idaho, and on at least ten days' notice by mail to Directors not resident in said Idaho. No notice of any adjourned meeting shall be necessary.

     Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without notice, or of which notice shall be waived at any time by all absentees, provided a quorum shall be present, shall be valid for all purposes. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5. A majority of the Board of Directors shall constitute a quorum for the transaction of business but if at any meeting of the Board there be less than a quorum present a majority of those present may adjourn from time to time. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business.

     Section 6. All of the Directors must be stockholders of the Corporation, each of whom must own, in his own right, at least one share of the capital stock of the Corporation.

     Section 7. The Board of Directors shall make a report to the stockholders at annual meetings of the condition of the Corporation and shall, on request, furnish each stockholder with a true copy thereof.

     The Board of Directors in its discretion, may submit any contract or act for approval or ratification at any annual stockholders' meeting, or at any meeting of the stockholders called for the purpose of considering any such contract or act; and any contract or act which shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be as valid and binding upon the Corporation and upon all its stockholders as if it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     Section 8. The Board of Directors shall determine to what extend and at what times and places and under what conditions and regulations the books and records of Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or records of the Corporation except as conferred by the laws of Idaho or authorized by the Board of Directors or by resolution of the stockholders.

     Section 9. The Board of Directors is invested with complete and unrestricted authority in the management of all the affairs of the Corporation, and is authorized to exercise for such purpose all such powers of the Corporation as are not by law or by these By-Laws required to be otherwise exercised, including, without restricting the generality of the foregoing, the power to fix, from time to time, the compensation of all officers, agents, and employees of the Corporation, including the compensation or allowances to be paid to officers, agents, employees, Directors, or members of committees for attendance at meetings of the Board of Directors or of committees.

     Section 10. The Board of Directors shall have full power, from time to time, to fix and determine and to vary the amount of working capital of the Corporation to determine whether any, and if any, what part of any surplus or accumulated profits shall be declared in dividends and paid to the stockholders; to determine the time or times for the declaration and payment of dividends; and to direct and to determine the use and disposition of any surplus or net profits over and above the capital stock paid in.

     Section 11. Subject always to the By-Laws made by the stockholders, the Board of Directors may make by-laws and , from time to time, may alter, amend or repeal any by-law or by-laws; but any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting of the Corporation, or at any special meeting of the Corporation, provided notice of such proposed alteration, amendment or repeal at any special meeting be included in the notice of such meeting.

     Section 12. The regular order of business at meetings of the Board of Directors shall be as follows:

     1. Reading and approval of the minutes of any previous meeting or meetings;
     2.   Reports of officers and committees;
     3.   Election of officers;
     4.   Unfinished business;
     5.   New Business;
     6.   Adjournment.

                                  ARTICLE III.
                                  ------------
                            Officers and Their Duties
                            -------------------------

     Section 1. The Board of Directors, at its first meeting after the annual stockholders' meeting, or any adjournment thereof, shall elect from its own number, a President, may elect from its own members, a Vice-President, and shall also elect a Treasurer and a Secretary, who need not be members of the Board, and may elect an Assistant Treasurer and an Assistant Secretary, who also need not be members of the Board, to hold office for one year next ensuing and until their successors are elected and qualified. The offices of President and Treasurer, or of Vice-President and Treasurer, or of Secretary and Treasurer, or of Assistant Secretary and Assistant Treasurer, may be held by the same person.

     Any vacancy in any of the said offices may be filled by the Board of Directors.

     The Board of Directors may from time to time, by resolution, appoint a General Manager and an Auditor and such additional Vice-presidents, such additional Assistant Secretaries, and such additional Vice-Presidents, such additional Assistant Secretaries, and such additional Assistant Treasurers of the Corporation as it may deem advisable, and prescribe their duties, unless and except as the same are herinafter specified and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All other officers agents and factors of the Corporation shall be chosen and appointed in such manner and shall hold their office for such terms and upon such conditions as the Board of Directors may, from time to time, by resolution, prescribe.

     Section 2. The President shall be the chief executive officer of the Corporation and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Corporation's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the Corporation. He shall preside at all meetings of the Board of Directors and at all meetings of the stockholders, and shall sign all certificates of stock issued by the Corporation, and shall perform such other duties as shall be prescribed by the Board of Directors.

     Section 3. The Vice-President shall be vested with all the powers and perform all of the duties of the President in his absence or inability to act, and he shall also perform such other duties as shall be prescribed by the Board of Directors.

     Section 4. The Treasurer shall have the custody of all funds and securities of the Corporation. When necessary or proper, he shall endorse on behalf of the Corporation for collection, checks, notes and other obligations; he shall deposit all moneys to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate; he shall also sign all receipts and vouchers for payment made by the Corporation; except as herein provided he shall jointly, with such other officer as shall be designated by these By-Laws, sign all checks made by the Corporation, and shall issue and dispose of the same under the direction of the Board of Directors; he shall also have the care and custody of all the stocks, bonds, certificates, vouchers, evidence of debt, securities, and such other property belonging to the Corporation as the Board of Directors shall designate; either he or the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign all certificates of stock issued by the Corporation; he shall sign all papers required by law or by these By-Laws, or by the Board of Directors to be signed by the Treasurer; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the Corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Corporation; he shall at all reasonable times exhibit the books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all act incident to the position of Treasurer, subject to the control of the Board of Directors.

     The Board of Directors may require the Treasurer to give a bond to the Corporation in such sum and with such surety as shall be approved by the Board of Directors, and conditioned for the faithful performance of all his duties as Treasurer.

     Section 5. All Assistant Treasurers, and all officers, agents and factors of the Corporation, if required by the Board of Directors, shall give bonds payable to the Corporation in such penalties and with such conditions and sureties as the board of Directors may approve.

     Section 6. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of notices of meetings of the Stockholders, Board of Directors of the Corporation, and all notices of the Corporation; he shall sign with the President all bills of exchange and all promissory notes of the Corporation; me may sign with the President or Vice-President in the name of the Corporation all contracts authorized by the Board of Directors; he shall affix the corporate seal of the Corporation thereto; he shall have the custody of the corporate seal of the corporation either he or an Assistant Secretary or the Treasurer or an Assistant Treasurer shall sign all certificates of stock issued by the Corporation; he shall affix the corporate seal to all certificates of stock duly issued by the Corporation; he shall have charge of such books and papers as the Board of Directors may from time to time direct all of which shall, at all reasonable times, be open to the examination of any Director upon application to the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 7. If and whenever an Auditor shall be appointed , he shall have supervision over all the accounts and account books of the Corporation and shall see that the system of keeping the same is enforced and maintained. He shall direct as to forms and blanks relating to books and account in all departments and no change shall be made without his consent, or the consent of the President or of the Board of Directors. He shall see that there is kept in the bookkeeping department a set of books containing a complete record of all earnings, expenses, expenditures and all business transactions of the Corporation pertaining to accounts. He shall see that the records are kept of all recommendations made by officers or committees, of all plans adopted, all bids received and all contracts entered into for construction work and the state of the same from time to time. He shall verify the assets reported by the Treasurer or Assistant Treasurer, and cause all books and accounts of officers and agents of the Corporation charged with the receipt and disbursement of money to be examined from time to time and as often as practicable, he shall, when requested furnish the President and the Board of Directors, a statement covering all or any part of the matters in his charge.

     The Auditor shall have such additional powers and perform such further and other duties, as may from time to time be conferred upon or be prescribed for him by the President or by the Board of Directors.

     Section 8. Unless otherwise ordered by the Board of Directors, the President or Vice-President shall have full power and authority in behalf of the Corporation to attend to act and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time, may confer like powers upon any person or person or appoint another person or person in place of the Presidents or Vice-President to represent the Corporation for the purposes in this Section mentioned.

                                   ARTICLE IV.
                                   -----------
                                 Capital stock.
                                 --------------

     Section 1. Ownership of stock in the Corporation shall be evidenced by certificates of stock in such form as shall be prescribed by the Board of Directors and shall be under the seal of the Corporation, and signed by the president or Vice-president and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

     All certificates shall be consecutively numbered. The name of the person owning the shares thereby represented with the number of shares and the date of issue, shall be entered on the Corporation's books.

     No certificate shall be valid unless it be signed by President or Vice-President and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     All certificates surrendered to the Corporation shall be cancelled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled.

     Section 2. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner thereof made either in person or under power of attorney, and upon such surrender, cancellation or assignment, a new certificate shall be issued therefor.

     The Corporation shall not be bound to take notice of or recognize any trust, charge or equity affecting any of the shares of its capital stock, or recognize any person as having any interest therein except the person or persons whose name or names appear or appears on the books of the Corporation as the legal owner or owners thereof.

     Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the corporation.

     Section 3. The Board of Directors shall have power and authority to make all such rules and regulations, not inconsistent herewith, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

     Section 4. The Board of Directors may appoint a transfer agent or agents and a registrar or registrars of transfers within or without the State of Idaho, and may require all stock certificates to bear the signature of a transfer agent and of a registrar.

     Each Transfer Agent shall keep a stock ledger and transfer book for the transfer of the shares of the capital stock. A list of stockholders with the number of shares of stock held by each set opposite the respective names of the stockholders, certified by the President or Vice-President and the Treasurer or an Assistant Treasurer, shall be sufficient authority to any Transfer Agent to credit upon the stock ledger to each stockholder the number of shares of stock and the number of the certificates of stock representing the same to which each stockholder is entitled, and, if certificates of stock have not been issued therefor, to issue the same. Except in the case of an original issue of stock no new certificates of stock shall be issued by the Transfer Agent except upon the transfer, surrender and cancellation of old certificates for an equal number of shares of said stock.

     Upon such transfer, surrender and cancellation, the former stockholder shall be debited on the stock ledger with stock transferred and surrendered by him and cancelled and the new stockholder credited upon the stock ledger with the amount of stock transferred to him.

     Each Registrar of the capital stock shall keep a register book of the stock in which shall be registered by it the names of the stockholders and the number of shares held by each, and the number of the certificates representing such shares.

     A list of stockholders with the shares of stock held by each set opposite his name and the number of the certificate representing such shares, certified by the President or Vice-President and the Treasurer or an Assistant Treasurer, shall be sufficient authority to each such Registrar to register the same upon its said register book. After such original registration by any Registrar, no new certificates for shares of stock shall be registered by any Registrar except upon cancellation of certificates for an amount of shares of said stock at the time of such new registration equal to those then registered.

     Section 5. The stock transfer books may be closed for any meeting of the stockholders, and may be closed for the payment of dividends, during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

     Section 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, shall advertise the same with a description of the certificate in a newspaper published in the City of Wallace, State of Idaho, once a week for four consecutive weeks and shall deposit with the Corporation said affidavit and evidence of said advertisement and shall give a bond of indemnity to the Corporation, with surety, to be approved by the Board of Directors, in double the current value of the stock, against any damages, loss or inconvenience to the Corporation which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing; whereupon, at the end of thirty days after the deposit of said affidavit, advertisement and bonds, the Board of Directors may cause to be issued to such person or persons, a new certificate or a duplicate of the certificate so lost or destroyed.

                                   ARTICLE V.
                                   ----------

                                 Miscellaneous.
                                 --------------


     Section 1. No agreement, contract or obligation (other than checks in payment of indebtedness or incurred by authority of the Board of Directors) involving the payment of moneys or the credit of the Corporation for more than Ten Thousand Dollars shall be made without the order of the Board of Directors.

     Section 2. Unless otherwise prescribed by law or ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the Corporation and shall have the corporate seal thereto attached.

     Section 3. All moneys of the Corporation shall be deposited when and as received by the Treasurer in such bank or banks or depository as may from time to time be designated by th4e Board of Directors and such deposits shall be made in the name of the Corporation.

     Section 4. No note, draft, acceptance, endorsements or other evidence of indebtedness shall be valid as against the Corporation unless the same shall be signed by the Secretary or an Assistant Secretary and countersigned by the President or Vice-President, or by such other person as may be authorized by resolution of the Board of Directors, except that the Secretary or Assistant Secretary or General Manager may, without countersignature, sign pay-roll checks and checks for all authorized disbursements, represented by properly approved vouchers, and make endorsements for deposit to the credit of the Corporation in its duly authorized depository or depositories. No check or order for money shall be signed in blank by more than one officer of the Corporation.

     Section 5. No loan or advance in money shall be made by the Corporation to any stockholder or officer therein.

     Section 6. No Director or Executive Officer of the Corporation shall be entitled to any salary or compensation for any services performed for the Corporation unless such salary or compensation shall be fixed by resolution of the Board of Directors or by the Stockholders.

     Section 7. The corporate seal of the Corporation shall be a metallic stamp, circular in form, with the name of the Corporation engraved thereon around the word "Seal" and the impression of such seal upon any instrument requiring its use shall be sufficient authentication of the same as an instrument under seal.

     A duplicate of the corporate seal may be kept and used by the Treasurer or by any Assistant Secretary or any Assistant Treasurer.

                                   ARTICLE VI.
                                   -----------

                                   Amendment.
                                   ----------


Section 1. These By-Laws from time to time, may be altered, amended or repealed, in whole or in part, and new ones adopted and substituted therefor, by a vote of a majority of the full Board of Directors; but the stockholders may alter or amend or repeal those or any existing By-Laws of the Corporation, in whole or in part, and adopt and substitute new ones therefor, at any annual meeting of the Corporation, or at any special meeting of the Corporation, provided notice of such proposed alteration, amendment or repeal at any special meeting be included in the notice of such special meeting.

     The foregoing By-Laws were adopted as the code of By-Laws of ATLAS MINING COMPANY by the holders of more than two-thirds of the subscribed capital stock of said corporation on, to-wit: the 5th day of March, A. D. 1924.

STATE  OF  IDAHO      )
                      )     ss.
COUNTY  OF  SHOSHONE  )


     We, Donald A. Callahan, Helen A. McAllister and W. Earl Greenough, Directors of ATLAS MINING COMPANY, do certify the above and foregoing to be a true and correct copy of the By-Laws of said Corporation, adopted by the holders of more than two-thirds of the capital stock of the said Corporation on, to-wit: the 5th day of March, A. D. 1924.

WITNESS  our  hands  and  seals  this  5th  day  of  March,  A.  D.  1924.

                            /s/ Donald A. Callahan   (SEAL)
                            -----------------------
                            /s/ Helen A. McAllister  (SEAL)
                            -----------------------
                            /s/ W. Earl Greenough    (SEAL)
                            -----------------------